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                                 EXHIBIT 10.17

                  STILLWATER NATIONAL BANK AND TRUST COMPANY
                            OF STILLWATER, OKLAHOMA

                                LOAN AGREEMENT
                            Dated October 25, 2000
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                                LOAN AGREEMENT
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     THIS AGREEMENT, made and entered into the 25th day of October, 2000, by and between STILLWATER NATIONAL BANK AND TRUST COMPANY OF STILLWATER, OKLAHOMA, a National Banking Corporation (hereinafter referred to as "Bank"), WESTWOOD CORPORATION, a Nevada Corporation (hereinafter referred to as "Westwood"), TANO CORP., a Louisiana Corporation (hereinafter referred to as "TANO"), NMP CORP., an Oklahoma Corporation (hereinafter referred to as "NMP"), and MC II ELECTRIC COMPANY, a Texas Corporation (hereinafter referred to as "MC II") (collectively Westwood, TANO, NMP and MC II are hereinafter referred to as "Debtor").

     In consideration of the mutual promises herein contained, the parties hereby agree as follows:

                             I. THE REVOLVING PLAN

     1.1 Subject to the terms and conditions of this Agreement, Debtor shall have the right from time to time, prior to the Maturity Date, to borrow and, upon repayment, reborrow from the Bank amounts not at any one time in the aggregate principal balance exceeding the lesser of (i) the Borrowing Base determined as of the date of borrowing; or (ii) Two Million Eight Hundred Thousand and No/100 Dollars ($2,800,000.00) (hereinafter referred to as "Revolving Loan"). For these purposes:

          (a) "Maturity Date" means March 25, 2001.

          (b) "Borrowing Base" means, as of any given date, the sum of the following factors: (1) seventy-five percent (75%), or at the Bank's sole discretion any lesser percentage designated upon forty-five (45) days notice, of Eligible Trade Accounts Receivable of TANG, MC II and NMP; plus
     (2) fifty percent (50%) of the value of the inventory of NMP, excluding the inventory being held by NMP for the benefit of MC II, not to exceed One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00).
     Provided, however, as of December 31, 2000, this figure will be adjusted to fifty percent (50%) of the value of the inventory of NMP, excluding the inventory being held by NMP for the benefit of MC II, not to exceed One Million Two Hundred Fifty Thousand and No/100 Dollars ($1,250,000.00).

          (c) "Trade Accounts Receivable" means, as of any given date, all accounts receivable of TANO, MC II and NMP for goods sold and delivered and services rendered by TANG, MC II and NMP in the ordinary course of the business presently conducted by each of them and representing amounts then invoiced and due and owing, and a Trade Account Receivable shall be an "Eligible Trade Account Receivable", and shall be included in the Borrowing Base, only if and so long as it meets each and all of the following requirements:

               (1) It is a valid, genuine and legally enforceable obligation, subject to no defense, set off or counter-claim, of the account debtor or other obligor named herein or in TANG, MC II and/or NMP's records pertaining thereto, and that neither TANO, MC II nor NMP has received from the account debtor or other obligor any

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          notification repudiating such obligation or asserting that such obligation is subject to any defense, set off or counterclaim;

               (2) It is owned by either TANG, MC II or NMP, free and clear of all interests, liens, attachments, encumbrances and security interests except the security interest granted to the Bank pursuant to this Agreement;

               (3) The Account debtor or other obligor is located in the United States or Canada;

               (4) Not more than ninety (90) days have expired since the date of invoice; or, if the Bank in its sole discretion accepts as eligible a Trade Account Receivable which is due on a date stated in the invoice, not more than thirty (30) days have expired since the date stated;

               (5) Neither TANO, MC II nor NMP has received notice from the Bank that the credit of the account debtor is not satisfactory to the Bank for any reason;

               (6) The account debtor is not an entity in which any of the Debtors have a controlling interest;

               (7) Eligible Trade Accounts Receivable shall not include any account receivable of the same account debtor to any of the Debtors in excess of fifteen percent (15%) of the then Eligible Trade Accounts Receivable calculated after excluding this debtor's Eligible Trade Accounts Receivable, provided, however Eligible Trade Accounts Receivable may include accounts receivable of Ingalls Shipbuilding up to a maximum of fifty percent (50%) of the then Eligible Trade Accounts Receivable after excluding Ingalls Shipbuilding Eligible Trade Accounts Receivable; and

               (8) The entire receivable of one account debtor becomes ineligible if more than ten percent (10%) of the total due is over ninety (90) days past due, unless the ten percent (10%) over ninety
          (90) days is attributable to an isolated dispute over a specific invoice.

          (d) The value of Inventory used in determining the Borrowing Base shall equal the value of raw material plus the value of finished product and shall not include the value of any work in progress.

     In addition to the eligibility requirements set forth in clause (c) of this
Section 1.1, the Bank shall have the right (acting at its sole discretion with or without the consent of the Debtor) from time to time by written notice to Debtor to establish additional or further eligibility requirements and to change in any manner the eligibility requirements set forth in said clauses or so established, and if at any time any Receivables fail to meet all the eligibility requirements set forth in clause (c) of this Section 1.1 or established or changed from time to time by the Bank, they shall immediately be

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excluded from the Borrowing Base. Pursuant to this Agreement, the Bank is granted collateral security in addition to Eligible Trade Accounts Receivable and Inventory. Notwithstanding any apportionment or segregation of collateral made by the Bank for purposes of determining the Borrowing Base, all collateral granted to the Bank pursuant to this Agreement and all other collateral rights, interests and properties now or at any time hereafter available to the Bank, shall secure and may be applied to pay any or all indebtedness of the Debtor secured thereby, in any manner or order of application and without regard to any such apportionment or segregation.

     1.2 All loans made by the Bank under this Agreement for the Revolving Loan shall be evidenced by and payable with interest on the terms set forth in a Renewal and Amended Revolving Promissory Note of Debtor ("Renewal Note") payable to the order of the Bank, with interest, in the form and with the provisions set forth in Exhibit "A" attached hereto. The Bank is hereby authorized, but shall not be required, to make notations of advances by it to the Debtor and payments to it by the Debtor on the reverse side of the Renewal Note. Such notations, or the entries on any liability ledger records maintained by or for the Bank as to indebtedness of Debtor, shall be presumed correct until the contrary is established by Debtor. Upon demand by the Bank at any time or from time to time, the Debtor will confirm and admit by signed writing the exact amount of indebtedness for principal and interest then outstanding under this Agreement. Any billing statement or accounting rendered by or for the Bank shall be conclusive and fully binding on Debtor unless specific written notice of exception is given to the Bank by Debtor within thirty (30) days thereafter.

     1.3 Advances under the Renewal Note will be limited to the Borrowing Base. A request for advance shall be submitted upon a signed Borrowing Base Certificate and Compliance Statement in the form as is shown on Exhibit "B" attached hereto. Each request for advance will be supported by a current accounts receivable aging and such other documentation that may reasonably be required by the Bank to determine the Borrowing Base.

     1.4 The Debtor may prepay the Revolving Note at any time, without premium or penalty. If at any time the aggregate outstanding principal balance of all loans under this Agreement exceeds the then amount of the Borrowing Base, the Debtor shall immediately, without notice or demand, prepay the Note in an amount equal to the excess.

     1.5 The Bank may make loans in any amount and in any manner requested orally or in writing by any officer or agent of the Debtor or by any person reasonably believed by the Bank to be an officer or agent of the Debtor. Loan proceeds may be disbursed by deposit in any deposit account of the Debtor, by an instrument payable to Borrower.

     1.6 The Debtor will use the proceeds of all loans under this Agreement solely for lawful and authorized corporate purposes in furtherance of the business presently conducted by the Debtor.

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                                 II. INTEREST

     2.1 The interest rate on the Renewal Note shall be the "Contract Rate" (defined below), and is subject to change from time to time based on changes in the "Index" (defined below). The "Contract Rate" shall be a rate per annum equal to the sum of the "Base Rate" (defined below) and the "Margin" (defined below). The Contract Rate shall fluctuate during the term of this Note based upon the sum of the Base Rate and the Margin.

     2.2 The Base Rate may be adjusted up or down DAILY, and shall equal the lowest base rate on corporate loans posted by at least seventy-five percent (75%) of the nation's 30 largest banks as published in the money rates section of the Southwest Edition of the Wall Street Journal. Bank will inform Debtor
                                -------------------
what the current Base Rate is at any time during the term of the Renewal Note upon request of Debtor. The Base Rate will not change more often than once each DAY.

     2.3  The Margin shall be one (1) percentage point.

                           III. CONDITIONS PRECEDENT

     3.1 The Bank's obligation to make any loan to the Debtor under the Renewal Note shall be subject to the terms and conditions of this Agreement and the following conditions precedent:

          (a) Each representation and warranty set forth in Section 4.1 shall be true and correct as of the date of borrowing. except for changes subsequent to the date of this Agreement caused by transactions permitted under the terms of this Agreement; and

          (b) There shall not exist any Event of Default under Section 7.1 of this Agreement or any event which, with the giving of notice or the lapse of time (or both) would become an Event of Default thereunder; and

          (c)  The Debtor shall have delivered to the Bank:

               (1) The Renewal Note duly executed by Debtor;

               (2) A Security Agreement ("Security Agreement"), in form and substance satisfactory to the Bank, granting the Bank security interests in all present and future equipment, inventory, and accounts receivable of the Debtor;

               (3) All collateral schedules, financing statements, security interest, subordination agreements, releases and termination statements which the Bank may request to assure the creation, perfection and priority of the security interests created by the Security Agreement;

               (4) Lock Box Agreement in form and substance satisfactory to the Bank, defining how payments of each of the Debtor's accounts receivable are to be paid and accounted for;

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               (5) A Limited Guaranty Agreement ("Guaranty"), in form and substance acceptable to the Bank, executed by Ernest H. McKee ("Guarantor"), guaranteeing the payment of the Renewal Note up to a maximum amount of Eight Hundred Thousand and No/100 Dollars ($800,000.00);

               (6) Pledge Agreement ("Pledge"), in form and substance acceptable to the Bank, executed by Ernest H. McKee, pledging Seven Hundred Fifty Thousand (750,000) shares of Westwood stock as security for the payment of the Renewal Note; and

               (7) Assignment ("Assignment"), in form and substance acceptable to the Bank, executed by Ernest H. McKee, assigning to the Bank his rights in and to _____________________________ Life Insurance Policy No. _________________ as security for payment of the Renewal Note.

                      IV. REPRESENTATIONS AND WARRANTIES

     4.1  Debtor represents and wan-ants to the Bank that:

          (a) Each Debtor is a corporation, duly organized, existing and in good standing under the laws of the State of its incorporation. It has the corporate power to own its property and to carry on its business as now conducted and is duly qualified to do business in all states in which such qualification is required;

          (b) Each Debtor is duly authorized and empowered to execute, deliver and perform this Agreement, the Renewal Note, and the Security Agreement. and to borrow money from the Bank;

          (c) The execution and delivery of this Agreement, the Renewal Note, and the Security Agreement, and the performance by the Debtor of its obligation thereunder, do not, and will not, conflict with any provision of law or the Articles of Incorporation or By-Laws of any Debtor or of any agreement binding upon it;

          (d) The execution and delivery of this Agreement, the Renewal Note, and Security Agreement have been duly authorized by all necessary corporate action of the directors and shareholders of each Debtor; and this Agreement, the Renewal Note, and the Security Agreement have in fact been duly executed and delivered by the Debtor and constitute its lawful and binding obligations, legally enforceable against it in accordance with their respective terms;

          (e) No litigation, tax claims or governmental proceedings are pending or are threatened against the Debtor or the Guarantor, and no judgment or order of any court or administrative agency is outstanding against the Debtor or the Guarantor, which will have a material adverse affect on the Debtor or the Guarantor;

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          (f) The transaction evidenced by this Agreement does not violate any usury law or other law relating to the payment of interest on loans;

          (g) The authorization, execution, delivery and performance of this Agreement, the Renewal Note and the Security Agreement are not and will not be subject to the jurisdiction, approval or consent of, or to any requirement of registration with or notification to, any federal, state or local regulatory body or administrative agency;

          (h) When any financing statement heretofore signed by the Debtor is filed in the proper office where the particular collateral is located, the Bank will have a valid and perfected first security interest in the collateral described in the Security Agreement, subject to no prior security interest, assignment, lien or encumbrance (except interests, if any, specifically approved by the Bank in writing);

          (i) All assets of the Debtor are free and clear of all liens, security interests and encumbrances, except those specifically permitted by Bank;

          (j) Each Debtor has filed all federal and state tax returns which are required to be filed, and all taxes shown as due thereon have been paid;

          (k) Financial statements furnished to the Bank were prepared in accordance with generally accepted accounting principles consistently maintained, except as expressly therein set forth. They present fairly the financial condition of the Debtor as of the dates thereof. The annual reports disclose fully all liabilities of the Debtor whether or not contingent, with respect to any pension plan. Since the date of the most recent financial statement, there has been no material adverse change in the financial condition of the Debtor;

          (1) Each qualified retirement plan of the Debtor presently conforms and is administered in a manner consistent with the Employee Retirement Income Security Act of 1974; and

          (m) All books and records pertaining to the accounts of the Debtor will be located in Tulsa, Oklahoma.

                           V. AFFIRMATIVE COVENANTS

     6.1  The Debtor covenants and agrees that it will:

          (a) Pay all taxes, assessments and governmental charges prior to the time when any penalties or interest accrue, unless contested in good faith with an adequate reserve for payment;

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          (b)  Continue the conduct of its business; maintain its corporate existence in good standing; maintain all rights, licenses and franchises; comply with all applicable laws and regulations;

          (c) Maintain its property in good working order and condition; make all needful and proper repairs, replacements, additions and improvements thereto;

          (d) Beginning on October 25, 2000, deliver to the Bank each week a Borrowing Base on the form attached hereto as Exhibit "B", together with a weekly cash flow statement;

          (e) Beginning on December 1, 2000 deliver to Bank each month an inventory listing for TANO, NMP and MC II:

          (f)  Deliver to the Bank and to any participant designated by the
     Bank:

               (1) Beginning December 1, 2000, quarterly balance sheet and income statements to be delivered within thirty (30) days after its due date.

               (2) Beginning March 31, 2001, annual audited financial statements, to be delivered within ninety (90) days after its due date.

               (3) Beginning October 25, 2000, weekly Accounts Receivable Aging/Listings and Borrowing Base to be delivered within two (2) days after the end of each week.

               (4) Beginning on September 1, 2001, annual audited financial statement of the Guarantor, to be delivered within (90) after its due date.

               (5) Guarantor's 2000 Federal Income Tax Return and annually thereafter, to be delivered within ten (10) days of its filing.

          (g) Maintain a "Leverage Ratio" of no greater than 8.0 to 1.0. The Debtor will provide the Bank, within forty-five (45) days after the close of each of its fiscal year's quarter, with information reasonably needed by the Bank to determine the Leverage Ratio. As used herein, Leverage Ratio shall be defined as the ratio of the Debtor's total liabilities less the Debtor's debt, which is subordinate to the Bank's debt and has been approved by Bank, ("Subordinated Debt") to the Debtor's tangible net worth plus Debtor's Subordinated Debt;

          (h) Maintain a "Liquidity Ratio" of 1.0 to 1.0. The Debtor will provide the Bank, within forty-five (45) days after the close of each of its fiscal year's quarter, with information reasonably needed by the Bank to determine the Liquidity Ratio. As used herein, Liquidity Ratio shall be defined as the ratio of the Debtor's current assets to the Debtor's current liabilities;

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          (i)  Permit any officer, employee, attorney or accountant for the Bank or for any participant designated by the Bank, to review, make extracts from, or copy any and all of its corporate and financial books, records and properties of the Debtor at all times during ordinary business hours;

          (j) Maintain property, liability, workman's compensation and other forms of insurance in amounts designated at any time or from time to time by the Bank;

          (k) Not change any of the Debtor's senior management without the Bank's prior approval; and

          (l) Do, make, procure, execute and deliver at its expense all acts, things, writings and assurances which the Bank may at any time reasonably request in order to protect, assure, or enforce the interests, rights and remedies of the Bank created by, provided in or emanating from this Agreement, and the Security Agreement.

     5.2 The Debtor further covenants and agrees that it will notify the Bank in writing promptly, and in any event within five (5) business days, in the event of the occurrence of any Event of Default defined or described in Section
7.1 or the occurrence of any event which, with the giving of notice or lapse of time (or both), would become such an Event of Default.

                            VI. NEGATIVE COVENANTS

     6.1 The Debtor covenants and agrees that it will not, without the express written consent of the Bank:

          (a) Become or remain liable in any manner in respect of any indebtedness or contractual liability (including, without limitation, notes, bonds, debentures, loans, guaranties, and pension liabilities, whether or not contingent and whether or not subordinated), except:

               (1)  Indebtedness arising under this Agreement;

               (2)  Indebtedness arising under the Subordinated Debt;

               (3) Presently outstanding unsecured indebtedness, if any, to the extent disclosed in the financial statements identified in Section 4.1(k);

               (4) Unsecured indebtedness, other than for money borrowed or for the purchase of a capital asset, incurred in the ordinary course of its business, which becomes due and must be fully satisfied within twelve (12) months after the date on which it is incurred; and

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               (5)  Unsecured indebtedness subordinated in right of payment to all indebtedness owed to the Bank pursuant to a debt subordination agreement accepted or approved in writing by the Bank;

          (b) Create, incur or cause to exist any mortgage, security interest, encumbrance, lien or other charge of any kind upon any of its property or assets, whether now owned or hereafter acquired, except:

               (1)  The security interests created by the Security Agreement;

               (2)  Security interests created by the Subordinated

               (3) Liens for taxes or assessments not yet due or contested in good faith by appropriate proceedings;

               (4) Security interest approved by the Bank in writing, at its sole discretion; and

               (5) Other liens, charges and encumbrances incidental to the conduct of its business or the ownership of its property which were not incurred in connection with the borrowing of money or the purchase of property on credit and which do not in the aggregate materially detract from the value of its property or materially impair the use thereof in its business.

          (c) Expend or contract to expend funds for the purchase or lease of any property, whether real, personal or mixed, except current assets purchased in the ordinary course of business;

          (d) Sell, lease or otherwise dispose of all or any substantial part of its property;

          (e) Consolidate or merge with, or acquire assets of, any other corporation or business;

          (f) Substantially alter the nature of the business in which it is engaged, or enter into a new business;

          (g) Declare or pay any dividends (except dividends payable solely in its capital stock, or dividends needed to pay current federal and state income tax liability as long as Debtor remains sub-S corporation), or purchase or redeem any of its capital stock, or otherwise distribute any property on account of its capital stock;

          (h) Purchase stock or securities of,, extend credit to or make investments in, become liable as surety for, or guarantee or endorse any obligation of, any person, firm or corporation, except direct obligations of the United States and commercial bank deposits;

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          (i)  In any manner transfer any property without prior or present receipt of full and adequate consideration;

          (j) Permit funds to be owing to the Debtor by the directors or shareholders of Debtor, or members of their families, on account of any loan, credit sale or other transaction or event;

          (k) Pay excessive or unreasonable salaries, bonuses, fees, commissions or other compensation; and

          (l) Permit any default or event of default to occur under any note, loan agreement, lease, mortgage, contract for deed, security agreement or other contractual obligation binding upon Debtor.

                            VII. EVENTS OF DEFAULT

     7.1  Each of the following occurrences shall constitute an Event of
Default:

          (a) The Debtor shall fail to pay any installment of interest due on the Renewal Note, or Debtor shall fail to pay any amount of principal or interest due on the Renewal Note on the Maturity Date as defined in the Renewal Note, and such failure shall continue for five (5) calendar days;

          (b) The Debtor shall fail to perform or observe any of the covenants contained in Sections V and VI of this Agreement, and such failure shall continue for a period of ten (10) calendar days;

          (c) Any representation or warranty contained in Section IV shall prove to have been materially false or misleading as of this date or (except to the extent of changes caused by transactions permitted under this Agreement) as of any date on which a loan is made to the Debtor under this Agreement; or any other representation or warranty made by or on behalf of the Debtor to the Bank (whether made in this Agreement, in any financial statement, report or certificate furnished pursuant to this Agreement, or otherwise in any manner) shall prove to have been false or materially misleading as of the time as of which such representation or warranty was made;

          (d) The Debtor shall fail to pay when due any substantial liability or liabilities other than the Renewal Note, including, but not limited that certain Promissory Note executed by Debtor to the order of the Bank dated August 13, 1999 in the original principal amount of Two Million and No/100 Dollars ($2,000,000.00); or the maturity of any such liability or liabilities shall be accelerated; or any breach, default or event of default shall occur under any indenture, loan agreement, note or agreement pertaining to any such liability, entitling a creditor or representative of creditors of the Debtor, acting with or without the consent or concurrence of other creditors and with or without notice or a period of grace, to accelerate the maturity of or demand payment of any such liability, whether such

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     breach, default or event of default is waived by the creditor so entitled. "Substantial" for these purposes, means in excess of Twenty-Five Thousand and No/ 100 Dollars ($25,000.00);

          (e) Any breach, default or event of default shall occur under the Security Agreement, or under any other agreement, conveyance or instrument now in effect or hereafter made for the benefit of the Bank in connection with or as security for indebtedness arising under this Agreement;

          (f) The Debtor shall have procured, permitted or suffered, voluntarily or involuntarily, any creditor to obtain a lien not permitted herein upon all or any substantial part of its property by operation of law or the appointment by any court or public authority (other than a bankruptcy court) of any receiver or trustee to take charge of, or the sequestration of, all or any substantial part of its property; or shall commit an act of bankruptcy under the United States Bankruptcy Act (as now or hereafter amended); or shall file or have filed against it, voluntarily or involuntarily, a petition in bankruptcy or for reorganization or the adoption of an arrangement under the United States Bankruptcy Act (as now or hereafter amended); or shall initiate or have initiated against it, voluntarily or involuntarily, any act, process or proceeding for liquidation, dissolution, arrangement, composition or reorganization or under any insolvency law or other statute or law providing for a modification or adjustment of the rights of creditors; and

          (g) Any event or reportable event which the Bank in good faith determines to constitute potential grounds for the termination of any employee benefit plan or other plan maintained for employees of the Debtor, or for the appointment of a trustee to administer any such plan, shall have occurred and be continuing thirty (30) calendar days after written notice to such effect shall have been given by the Bank to the Debtor; or any such plan shall be terminated, or a trustee shall be appointed to administer any such plan; or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any such plan or to appoint a trustee to administer any such plan.

     7.2 Upon the occurrence of an Event of Default or at any time thereafter until such Event of Default is waived in writing, if capable of being cured, is cured to the written satisfaction of the Bank, the Bank at its option may exercise one or more of all of the following rights and remedies:

          (a)  Terminate the obligations of the Bank under this Agreement; and

          (b) Declare the indebtedness evidenced by the Renewal Note to be immediately due and payable, and the same shall thereupon be immediately due and payable, without notice or presentment or other demand, and the Bank thereupon may exercise and enforce all rights and remedies available to it to collect the indebtedness evidenced by the Renewal Note;

          (c) Exercise and enforce all rights and remedies accorded upon default to a secured party;

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          (d)  Without notice to or demand upon the Debtor or any other person, off set any indebtedness then owed to the Bank by the Debtor, whether or not such indebtedness is then due, against the indebtedness evidenced by the Renewal Note (including, without limitation, indebtedness transferred by the Bank to a third party by participation, negotiation, assignment, succession or otherwise) and any other indebtedness then owed by the Debtor to the Bank, whether or not then due, and exercise any and all other rights of set off, application or banker's lien available to the Bank by law or agreement.

     7.3 Any Event of Default may be waived in writing by the Bank, but not otherwise; and the failure to exercise the rights and remedies referred to in Paragraph 7.2 shall not operate as a waiver or otherwise preclude enforcement of such rights and remedies. A waiver shall be effective only in the specific instance and for the specific purpose given. The rights and remedies of the Bank shall be cumulative and the exercise or enforcement of any one right or remedy shall neither be a condition to nor bar the exercise and enforcement of any other.

     7.4 The Debtor agrees to pay the Bank, on demand. the amount of all out-of-pocket expenses, including the reasonable fees and disbursements of legal counsel for the Bank, incurred or paid by the Bank in connection with or as a result of the exercise or enforcement of any right or remedy referred to in
Section 7.2, except to the extent payment of the same by the Debtor may be prohibited by law.

                             VIII.  MISCELLANEOUS

     8.1 All notices to be given to the Debtor hereunder shall be sufficiently given if sent in writing by certified or registered mail, addressed to the Debtor at 12402 East 60th Street, Tulsa, OK 74146, Attention: CFO, and to the Bank at P.O. Box 521500, Tulsa, OK 74152, Attention: President, or addressed to such other address or to the attention of such other person as any party may from time to time designate in written notice to the other party.

     8.2 The Debtor shall pay to the Bank, upon the execution of the Renewal Note a loan fee of Four Thousand and No/100 Dollars ($4,000.00) and the amount of all reasonable out-of-pocket expenses, including the fees, and disbursements of legal counsel for the Bank paid or incurred by the Bank in connection with the preparation, execution, delivery and performance of this Agreement, the Renewal Note, the Security Agreement, the Guaranty, the Pledge and the Assignment and all documents deemed necessary by the Bank. The Debtor agrees to indemnify and hold harmless the Bank from and against any and all taxes, assessments and other charges (except net income taxes) levied or based upon or payable in connection with the execution, delivery and performance of this Agreement or the Renewal Note, the Security Agreement, or levied or based upon payable in connection with, or measured by the indebtedness evidenced by the Note.

     8.3 This Agreement shall inure to the benefit of, extend to and be binding upon the respective successors and assigns of the Debtor and the Bank, including any participant of the Bank. The term "Bank", as used herein, includes any subsequent holder of the Renewal Note. This Agreement cannot be modified, amended, waived, canceled, terminated or otherwise changed orally.

This Agreement is made and the Renewal Note will be issued under, and each shall be governed and construed by the substantive laws of, the State of Oklahoma If any provision of this Agreement is held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect other provisions which can be given effect, and this Agreement shall be given effect, and shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein. All representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement and the issuance of the Renewal Note.

     8.4 This Agreement supercedes and replaces that certain Loan Agreement between the parties dated August 13, 1999 ("1999 Loan Agreement"), INSOFAR AND ONLY INSOFAR as the provisions of the 1999 Loan Agreement pertain to the Revolving Note as defined in the 1999 Loan Agreement. As to the Term Note, as defined in the 1999 Loan Agreement, the 1999 Loan Agreement remains in full force and effect.

     IN WITNESS WHEREOF, this Agreement is executed as of the day and year first above written.

                                   "DEBTOR"

                                   Westwood Corporation,
                                   a Nevada corporation


                                   By: /s/ Ernest H. McKee
                                       ---------------------------------------
                                           Ernest H. McKee, President

                                   TANO Corp.,
                                   a Louisiana corporation


                                   By: /s/ Guy Hardwick
                                       ---------------------------------------
                                           Guy Hardwick, President


                                   NMP Corp.,
                                   an Oklahoma corporation


                                   By: /s/ Ernest H. McKee
                                       ---------------------------------------
                                           Ernest H. McKee, President

                              MC II Electric Company,
                              a Texas corporation



                              By: /s/ Ernest H. McKee
                                  ------------------------------------
                                      Ernest H. McKee, President


                              "GUARANTOR"


                              /s/ Ernest H. McKee
                              ----------------------------------------
                              Ernest H. McKee


                              "BANK"
                              Stillwater National Bank and Trust Company,
                              Stillwater, Oklahoma


                              By: /s/ Joe E. Staires
                                  ------------------------------------
                                      Joe E. Staires, Senior Vice-President

                                  EXHIBIT "A"

                              RENEWAL AND AMENDED
                              -------------------
                                   REVOLVING
                                   ---------
                                PROMISSORY NOTE
                                ---------------

$2,800.000.00                                                Tulsa, Oklahoma
                                                            October 25, 2000

KNOW ALL MEN BY THESE PRESENTS, THAT:

     FOR VALUE RECEIVED, the undersigned, WESTWOOD CORPORATION, a Nevada corporation, TANO CORP., a Louisiana corporation, NMP CORP., an Oklahoma corporation, and MC II ELECTRIC COMPANY, a Texas corporation (hereinafter collectively called the "Maker"), promises to pay to the order of STILLWATER NATIONAL BANK AND TRUST COMPANY, STILLWATER, OKLAHOMA, a National Banking Corporation ("SNB" or the "Holder"), on or before March 25, 2001. (hereinafter called the "Maturity Date") the principal sum of Two Million Eight Hundred Thousand and No/ 100 Dollars ($2.800,000.00) (hereinafter called the "Face Amount"), or so much thereof which is actually outstanding from time to time, in lawful money of the United States of America, together with all costs herein provided and interest at the "Contract Rate" (defined below) on the principal balance outstanding hereof and thereon from the date hereof until said amounts shall have been paid in full as more specifically provided below.

     1.  REVOLVING CREDIT.  This Note will evidence a revolving line of credit
         ----------------
to Maker. Subject to the terms and conditions of the "Loan Agreement" pertaining to the loan evidenced by this Note, which is of even date herewith between Maker and Holder, Maker shall have the right from time to time during the term of this Note to borrow and, upon repayment, re-borrow from the Holder amounts having the aggregate principal balance at any one time not exceeding the lesser of (i) the "Borrowing Base" (defined below) determined as of the date of any borrowing or re-borrowing, or (ii) the Face Amount. Advances under this Note shall be made in accordance with Paragraphs 1.1,1.2 and 1.3 of the Loan Agreement. Maker agree to be liable for all sums advanced in accordance with Paragraphs 1.1,1.2 and 1.3 of the Loan Agreement. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Holder's internal records, including daily computer print-outs. Holder will have no obligation to advance funds under this Note if: (i) Maker or any guarantor is in default under the terms of this Note, the Loan Agreement, the "Security Agreement" (defined below) or any agreement that Maker or any guarantor has with Holder, including any agreement made in connection with the signing of the Note; (ii) Maker or any guarantor ceases doing business or is insolvent; (iii) and any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Holder; (iv) Maker have applied funds provided pursuant to this Note for purposes other than those authorized by Holder; or (v) Holder in good faith deems itself insecure under this Note or any other agreement between Holder and Maker. For these purposes Borrowing Base, Trade Accounts Receivable and Eligible Trade Accounts Receivable will have the meaning as defined in the Loan Agreement.

     2.  INTEREST ONLY.  Maker shall pay the Holder monthly payments of interest
         -------------
only, to-wit: Beginning on November 25, 2000, and on the same day of each month thereafter until the Maturity Date, monthly payments of interest only shall be paid in arrears on the outstanding principal balance. At the Maturity Date all accrued but unpaid interest and the unpaid principal balance shall be due and payable. PROVIDED, HOWEVER, so often as the principal balance of this Note shall ever exceed the Borrowing Base. Maker shall immediately notify Holder of such event and Maker shall immediately, without the necessity of Holder making a demand or giving notice to Maker or to any person obligated to pay the indebtedness of this Note, pay Holder so much of the outstanding principal so that the then remaining principal balance shall equal or be less than the Borrowing Base.

     3.  VARIABLE INTEREST RATE.  The interest rate on this Note is the
         ----------------------
"Contract Rate" (defined below), and is subject to change from time to time based on changes in the "Index" (defined below). The "Contract Rate" shall be a rate per annum equal to the sum of the "Base Rate" (defined below) and the "Margin" (defined below). The Contract Rate shall fluctuate during the term of this Note based upon the sum of the Base Rate and the Margin. The Note shall initially bear interest at the rate of Ten Percent and One-Half Percent (10.5%) per annum ("Initial Interest Rate"), which is based on a current Base Rate of Nine and One-Half Percent (9.5%) per annum, plus the Margin.

     The Base Rate may be adjusted up or down DAILY, and shall equal the lowest base rate on corporate loans posted by at least 75% of the nation's 30 largest banks as published in the money rates section of the southwest edition of the Wall Street Journal. Holder will inform Co-Makers what the current Base Rate is
-------------------
at any time during the term of this Note upon request of Co-Makers. The Base Rate will not change more often than each DAY.

     The Margin shall be one (1) percentage point.

     4.  DAILY INTEREST.  Interest shall be calculated on the daily principal
         --------------
balance based on the actual number of days elapsed in the interest payment period over a year of three hundred sixty (360) days. All payments which are due on a Saturday, Sunday or national bank holidays shall be deemed to be payable on the next bank business day.

     5.  COLLATERAL.  This Note and all amounts due hereunder are secured by the
         ----------
account receivables of and inventory of the Maker as described and set forth in that certain Security Agreement of even date herewith (hereinafter called the "Security Agreement"), given by Maker.

     6.  PREPAYMENT.  Maker shall have the right to prepay this Note, in whole
         ----------
or in part, at any time without penalty or premium.

     7.  ACCELERATION UPON DEFAULT.  It is agreed that time is of the essence in
         -------------------------
the performance of all obligations hereunder and under the Security Instruments. Maker and each surety, endorser and guarantor hereof, jointly and severally, covenant and agree that upon the occurrence of any Event of Default as defined in the Security Agreement or any other Security Instrument, then and in any of such events the Holder hereof may, at its option and without notice or demand, declare this Note and all unpaid principal and accrued interest hereunder immediately due and payable. The I-colder hereof shall not be liable for failure to collect or for lack of diligence in bringing suit on this Note or on any renewal or extension hereof or upon or with respect to any security or to foreclose the Mortgage given to secure the payment hereof or for failure to make demand or presentment for payment or to protest or give notice of protest, dishonor or non-payment or any other notice, or generally for any act of omission or commission. The failure of the Holder hereof to exercise any of the remedies or options set forth in this Note, the Security Agreement or any other Security Instrument, upon the occurrence of one or more of the Events of Default, including without limitation the right to exercise its option of acceleration, shall not constitute a waiver of the right to exercise the same or any other remedy at any subsequent time in respect to the same or any other Event of Default.

     8.    DEFAULT INTEREST RATE.  Upon the occurrence of any Event of Default
           ---------------------
hereunder, or upon maturity hereof (by acceleration or otherwise), the entire unpaid principal sum and then accrued and unpaid interest, at the option of Holder, shall bear interest at the rate of six percent (6%) in excess of the Base Rate.

     9.    JOINT AND SEVERAL; LIABILITY; ATTORNEY'S FEES.  This Note shall be
           ---------------------------------------------
the joint and several obligation of all makers, and it shall be the joint and several obligation of all endorsers, guarantors and sureties, and shall be binding on all parties hereto and their successors and assigns. All makers, endorser, guarantors and sureties hereof agree jointly and severally that if, and as often as, this Note is placed in the hands of any attorneys for collection or to defend or enforce any of the Holder's rights hereunder, Maker shall pay to the Holder on demand its reasonable attorney's fees, together with all court costs and other expenses paid by such Holder.

     10.   WAIVERS.  Except as otherwise specifically provided in this Note, the
           -------
Security Agreement, or any guaranty agreement, or any Security Agreement, all makers, endorsers, guarantors and sureties hereof jointly and severally waive presentment, protest, notice of protest, notice of dishonor, diligence in collection, and any and all other notices and matters of alike nature. All makers, endorsers, guarantors and sureties consent to: (i) any renewal, extension or modification (whether one or more) of the terms of the Security Instruments, including the terms or time of payment under this Note; (ii) the release or surrender, exchange or substitution of all or any part of the security, whether real or personal or direct or indirect, for the payment hereof; (iii) the granting of any other indulgences to Maker, including, without limitation, the advancement of additional principal and extension of additional credit so that the principal balance remaining is above the Face Amount hereof, and (iv) the taking or releasing of other or additional parties primarily or contingently liable hereunder. Any such renewal, extension, modification, release, surrender, exchange or substitution may be made without notice to Maker and any endorsers, guarantors and sureties hereof and without affecting the liability of said parties hereunder.

     11.   ONE INSTRUMENT; OKLAHOMA LAW.  This Note and the Security Instruments
           ----------------------------
are to be construed as one contract and each hereby referred to and made a part of the other. This Note is being executed and delivered and is intended to be performed in the State of Oklahoma and shall be construed and enforced in accordance with and governed by the laws of the State of Oklahoma.

     12.   MODIFICATIONS, FORBEARANCE.  This Note may not be modified or
           --------------------------
terminated orally, but only by agreement or discharge in writing and signed by Holder. Any forbearance of Holder in exercising any right or remedy hereunder or under the Security Instruments, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. The acceptance by Holder of payment of any sum payable hereunder after the due date of such payment shall not be a waiver of Holder's right to require prompt payment when due of all other sums payable hereunder and shall not constitute an implied or tacit approval for the late or delinquent payment of any other installment due hereunder.

     13.   SUCCESSORS OF HOLDER.  Whenever the term "Holder" is referred to in
           --------------------
this Note, such reference shall be deemed to include the successors and assigns of Holder, including, without limitation, any subsequent assignee or holder of this Note, and all covenants, provisions and agreements by or on behalf of Maker and any endorsers, guarantors and sureties hereof which are contained herein shall inure to the benefit of the successors and assigns of Holder.

     14.   CURATIVE INTEREST RATE.  All agreements between the Maker and the
           ----------------------
Holder are expressly limited so that in no event whatsoever, whether by reason of disbursement of the proceeds hereof or otherwise, shall the amount of interest or finance charge (as defined by the laws of the State of Oklahoma) paid or agreed to be paid by the Maker to the Holder hereof exceed the highest lawful contractual rate of interest or the maximum finance charge permissible under the law which a court of competent jurisdiction, by final non-appealable order, determines to be applicable hereto. If fulfillment of any agreement between the Maker and the Holder hereof., at the time the performance of such agreement becomes due, involves exceeding such highest lawful contractual rate or such maximum permissible finance charge, then the obligation to fulfill the same shall be reduced automatically so that such obligation does not exceed such highest lawful contractual rate or such maximum permissible finance charge. If by any circumstance the Holder shall ever receive as interest or finance charge an amount which would exceed the amount allowed by applicable law, the amount which may be deemed excessive shall be deemed applied to the principal of the indebtedness evidenced hereby and not to interest. All interest and finance charges paid or agreed to be paid to the Holder hereof shall be prorated, allocated and spread throughout the full period of this Note. The terms and provisions of this paragraph shall control all other terms and provisions contained herein and in any of the other Security Instruments executed in connection herewith.

     15.   NOTICES.  Any notice, report, demand or other instrument authorized
           -------
or required to be given or furnished under this Note to the Maker or the Holder shall be deemed given, received and furnished: (i) when personally delivered; or
(ii) three (3) days after the same is deposited in the United States mail as first class certified mail, return receipt requested, postage prepaid; or (iii) the day after such notice is deposited with an overnight delivery service, such as Federal Express, Airborne, etc.; or (iv) via confirmed telecopy or facsimile, to the address as follows:

     Addresses for such Notices are as follows:

     IF TO HOLDER:
     ------------

     STILLWATER NATIONAL BANK & TRUST COMPANY
     Attn: President
     P.O. Box 521500
     Tulsa, Oklahoma 74152-1500
     Phone: (918) 523-3600
     Fax: (918) 523-3894

     IF TO MAKER:
     -----------

     Westwood Corporation, et al.
     Attn: CFO
     5314 South Yale, Suite 1100
     Tulsa, Oklahoma 74135
     Phone: (918) 524-0002
     Fax: (918) 524-0006

     Either party may change the address to which any such notice, report, demand or other instrument is to be delivered or mailed by furnishing written notice of such change to the other party, but no such notice of change shall be effective unless and until received by such other party. Copies of notices given to the specified persons are for information only and notice shall not be effected by giving notice solely to said persons. The above addresses shall also constitute the addresses of the parties for the purposes of (S) 9-402 of the Oklahoma Uniform Commercial Code and any similar provision of the Uniform Commercial Code of any other state where the Mortgaged Property is located, and for such purposes the Maker shall be the debtor and the Holder shall be the secured party.

     16.  UNENFORCEABLE TERMS.  If any provision of this Note or the application
          -------------------
thereof to any party or encumbrance is held invalid or unenforceable, the remainder of this Note and the application of such provision to other parties or circumstances shall not be affected thereby, the provisions of this Note being severable in any such instance.

     17.  BUSINESS PURPOSES.  This Note is given for an actual loan of money for
          -----------------
business purposes and not for personal, residential or agricultural purposes.

     18.  EVIDENCE OF DEBT.  The records of the Holder of this Note shall be
          ----------------
prima facie evidence of the amount owing on this Note.

     19.  RENEWAL AND AMENDED NOTE.  This Renewal and Amended Revolving
          ------------------------
Promissory Note is a renewal of and amendment to that certain Revolving Promissory Note between Holder and Maker dated August 13, 1999, in the original face amount of Two Million and No/100 Dollars ($2,000,000.00).

     IN WITNESS WHEREOF, the undersigned has executed this Note on the date first above written.

                                 "MAKER"
                                 Westwood Corporation,
                                 a Nevada corporation


                                 By:_______________________________________
                                       Ernest H. McKee, President


                                 TANO Corp.,
                                 a Louisiana corporation


                                 By:_______________________________________
                                       Guy Hardwick, President


                                 NMP Corp.,
                                 an Oklahoma corporation


                                 By:_______________________________________
                                       Ernest H. McKee, President


                                 MC II Electric Company,
                                 a Texas corporation



                                 By:_______________________________________
                                       Ernest H. McKee, President

                            EXHIBIT B to EXHIBIT 1
                            ----------------------

              BORROWING BASE CERTIFICATE AND COMPLIANCE STATEMENT

     The Borrowing Base Certificate is delivered under the terms and compliance with a LOAN AGREEMENT by and between STILLWATER NATIONAL BANK AND TRUST COMPANY OF STILLWATER, OKLAHOMA, and BORROWER therein named for is Note No. 41554.

TO:  STILLWATER NATIONAL BANK AND TRUST COMPANY OF STILLWATER, OKLAHOMA

     The undersigned is ____________ of BORROWER as defined in the LOAN AGREEMENT referred to above. The undersigned reaffirms all representations and warrants made by BORROWER in the LOAN AGREEMENT referred to above and certifies and warrants that it holds, subject to the security interest of LENDER, the collateral described in the Borrowing Base calculation below:

Total Accounts as shown in the attached Accounts Receivable
Aging Report as of the end of  _______________________________                                            $_______________ (a)

     Less:
     Accounts of Subsidiaries and Affiliates                                                              $_______________ (b)

     Accounts outstanding more than ninety (90) days
          from the date of the invoice                                                                    $_______________ (c)

     Account debtors not located in the United States
          of America or Canada                                                                            $_______________ (d)

     Accounts of Account debtor previously disapproved by BANK                                            $_______________ (e)

     Amount of Accounts representing retainage                                                            $_______________ (f)

     Total Accounts of account debtor when more than ninety (90) days have expired from the date of the invoice of more than ten
     percent (10%) (in dollars) of the debtor's Accounts Receivable                                       $_______________ (g)

     Total Accounts of account debtors to whom Borrower is indebted                                       $_______________ (h)

     Total Ineligible Account [Total of (b) through (h)]                                                  $_______________ (i)

     Potential Total Eligible Trade Accounts Receivable (a) less (i)                                      $_______________ (j)

     Less Concentration - the amount of Account debtors' accounts in excess of 15% and total Eligible Accounts Receivable calculated without this Deduction, with the exception of Ingalls
     Shipbuilding which will not exceed 50%.                                                              $_______________ (k)

     Less Government Progress Payments in excess of $300,000                                              $_______________ (l)

     Total Eligible Trade Accounts Receivable (j) less (k and l)                                          $_______________ (m)

Receivable Portion of BORROWING BASE [75% of (l)]                                                         $_______________ (n)

Eligible Inventory of NMP Corp. $________ LESS MC II Inventory $________  equals $_________
(the lesser of 50% of the cost of raw materials and finished products and 50% of the fair market value of raw materials and furnished products) as of the end of _______________
NOT TO EXCEED $1,500,000 CHANGING TO $1,250,000 ON 12/31/00.                                              $_______________ (o)
BORROWING BASE (m) plus (o)                                                                               $_______________ (p)

     Total Loan Amount                                                                                    $_______________ (q)

     Less: Principal Balance of loan as of ____________________
          (Same date as Accounts Receivable Aging Report)                                                 $_______________ (r)

     Principal balance of Loan not advanced [(p) - (q)]                                                   $_______________ (s)

     Principal Amount of Loan subject to being advanced (the
     lesser of (o) or (p) minus (q)                                                                       $_______________ (t)

If (o) minus (q) is a negative number, attached you will find a check payable to LENDER in the amount of $ _______________the amount (o) exceeds (q) to reduce the principal of the loan.

Unless and until a new subsequent Borrowing Base Certificate and Compliance Statement is received by LENDER, the maximum principal balance outstanding shall not exceed the lesser of (o) and (q).


________________________________________________________________________________
                                 ADVANCE REQUEST

     AMOUNT OF ADVANCE REQUEST    $_______________

     DEPOSIT TO ACCOUNT           $_______________
________________________________________________________________________________


                                    WESTWOOD CORPORATION



     Date:_____________             By:_______________________________________